Exhibit 5.2

[Beverly Enterprises Letterhead]

September 23, 2004

Beverly Enterprises, Inc.
One Thousand Beverly Way
Fort Smith, Arkansas 72919

Re:	Registration Statement on Form S-4 Relating to $215,000,000 Aggregate Principal Amount of 7⅞% Senior Subordinated Notes due 2014.

Ladies and Gentlemen:

     I am the Assistant Secretary and General Counsel – Corporate Law of Beverly Enterprises, Inc., a Delaware corporation (the “Company”). This opinion is being delivered in connection with the filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on September 23, 2004 pursuant to which the Company and the guarantors listed on Schedule 1 attached hereto (the “Guarantors”), respectively, are registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) $215,000,000 in aggregate principal amount of the Company’s 7⅞% Senior Subordinated Notes due 2014 (the “New Notes”) to be exchanged for the Company’s outstanding notes bearing substantially identical terms and in like principal amount (the “Old Notes”) in a registered exchange offer (the “Exchange Offer”) and (ii) the guarantees (the “Guarantees”) of the Guarantors of the New Notes. The Old Notes were issued, and the New Notes will be issued, under an Indenture dated as of June 25, 2004 (the “Indenture”), among the Company, the Guarantors and BNY Midwest Trust Company, as trustee (the “Trustee”). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement.

     In my capacity as Assistant Secretary and General Counsel – Corporate Law of the Company, I am familiar with the proceedings taken by the Company and the Guarantors in connection with the authorization and issuance of the New Notes and the Guarantees, respectively. In reaching the opinion set forth herein, I have examined the Indenture, the form of Guarantee, the form of New Note, the Registration Statement and such other corporate records, certificates, statutes and other instruments and documents as I have considered necessary or appropriate for purposes of the opinion hereafter expressed.

     In rendering such opinion, I have assumed, in each case without independent verification, that (i) each document I reviewed that required signatures has been duly executed and delivered by all parties to such document, (ii) all information contained in all documents I reviewed is true and correct, (iii) all signatures on all documents I reviewed are genuine, (iv) all documents submitted to me as originals are true and complete, (v) all documents submitted to me as copies are true and complete copies of the originals thereof and (vi) each natural person signing any document I reviewed had the legal capacity to do so.

     I have assumed the due and valid authorization, execution and delivery of the Indenture by the Trustee and that the Indenture constitutes a valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms. As to questions of fact material to this opinion not independently established by me, I have relied, to the extent I have deemed reasonably appropriate, upon certificates of public officials.

     Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions contained herein, it is my opinion that each of the Guarantees has been duly authorized by all necessary corporate or limited liability action, as applicable, of the respective Guarantor.

     The opinion rendered above relating to the enforceability of the Guarantees is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. In addition, I express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.06 of the Indenture.

     You should be aware that I am admitted to the practice of law only in the State of Texas. I express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas and the federal laws of the United States of America.

     In expressing the foregoing opinion relating to the Guarantors that are organized under the laws of a state other than the State of Texas, I have assumed that the relevant provisions of the business corporation laws of the states of incorporation or organization of each of such Guarantors are identical in all respects to the Business Corporation Act of the State of Texas, in each case, without having made any independent investigation of such provisions.

     I express no opinion as to any matter other than as expressly set forth above, and no such other opinion is to be, or may be, inferred or implied herefrom. This opinion is given as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and, if desired, to the use of my name in the prospectus forming part of the Registration

Statement under the caption “Legal Matters.” By giving such consent, I do not admit that I am within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ John G. Arena
John G. Arena
General Counsel – Corporate Law Beverly Enterprises, Inc.

Schedule I

4F Funding, Inc.
Beverly Enterprises – Alabama, Inc.
Beverly Enterprises – Arizona, Inc.
Beverly Enterprises – Arkansas, Inc.
Beverly Enterprises – California, Inc.
Beverly Enterprises – Delaware, Inc.
Beverly Enterprises – District of Columbia, Inc.
Beverly Enterprises – Florida, Inc.
Beverly Enterprises – Garden Terrace, Inc.
Beverly Enterprises – Georgia, Inc.
Beverly Enterprises – Hawaii, Inc.
Beverly Enterprises – Illinois, Inc.
Beverly Enterprises – Indiana, Inc.
Beverly Enterprises – Kansas, LLC
Beverly Enterprises – Kentucky, Inc.
Beverly Enterprises – Maryland, Inc.
Beverly Enterprises – Massachusetts, Inc.
Beverly Enterprises – Minnesota, LLC
Beverly Enterprises – Mississippi, Inc.
Beverly Enterprises – Missouri, Inc.
Beverly Enterprises – Nebraska, Inc.
Beverly Enterprises – New Jersey, Inc.
Beverly Enterprises – North Carolina, Inc.
Beverly Enterprises – Ohio, Inc.
Beverly Enterprises – Oregon, Inc.
Beverly Enterprises – Pennsylvania, Inc.
Beverly Enterprises – South Carolina, Inc.
Beverly Enterprises – Tennessee, Inc.
Beverly Enterprises – Texas, Inc.
Beverly Enterprises – Virginia, Inc.
Beverly Enterprises – Washington, Inc.
Beverly Enterprises – West Virginia, Inc.
Beverly Enterprises – Wisconsin, Inc.
Beverly Enterprises International Limited
Beverly Health and Rehabilitation Services, Inc.
Beverly Healthcare – California, Inc.
Beverly Manor Inc. of Hawaii
Beverly Savana Cay Manor, Inc.
Hale Nani, Inc.
South Alabama Nursing Home, Inc.
AEDON HomeCare, LLC
AEDON HomeCare – Houston, LLC
AEDON Homecare – Minnesota, LLC
AEDON Staffing, LLC
AEGIS Therapies, Inc.
AEGIS Therapies – Florida, Inc.
AEGIS Therapies – Oregon, Inc.

AEGIS Therapies – Wisconsin, Inc.
Affirmacare, LLC
AseraCare Hospice – Birmingham, LLC
AseraCare Hospice – Central Mississippi, LLC
AseraCare Hospice – Corinth, LLC
AseraCare Hospice – Demopolis, LLC
AseraCare Hospice – Hamilton, LLC
AseraCare Hospice – Hattiesburg, LLC
AseraCare Hospice – Jackson, LLC
AseraCare Hospice – Marshall County, LLC
AseraCare Hospice – Memphis, LLC
AseraCare Hospice – Meridian, LLC
AseraCare Hospice – Monroeville, LLC
AseraCare Hospice – New Albany, LLC
AseraCare Hospice – New Horizons, LLC
AseraCare Hospice – Philadelphia, LLC
AseraCare Hospice – Russellville, LLC
AseraCare Hospice – Senatobia, LLC
AseraCare Hospice – Starkville, LLC
AseraCare Hospice – Tennessee, LLC
Beverly – Bella Vista Holding, Inc.
Beverly – Missouri Valley Holding, Inc.
Beverly – Rapid City Holding, Inc.
Beverly Healthcare – Rochester MN, LLC
Beverly Healthcare Management — MN, LLC
BEVRD, LLC
CERES Select, LLC
CERES Strategies Medical Services, LLC
CERES Strategies, Inc.
HomeCare Preferred Choice, Inc.
Hospice Preferred Choice, Inc.
MATRIX Occupational Health, Inc.
MATRIX Wellness, LLC
South Dakota – Beverly Enterprises, Inc.
Southeastern Home Medical Equipment – Alabama, LLC
Southeastern Home Medical Equipment – Mississippi, LLC
Southeastern Home Medical Equipment – Tennessee, LLC
Spectra Healthcare Alliance, Inc.
Vantage Healthcare Corporation
VIZIA Healthcare Design Group, LLC
AGI-Camelot, Inc.
Beverly Healthcare, LLC
Beverly-Indianapolis, LLC
Commercial Management, Inc.
Community Care, Inc.
Compassion and Personal Care Services, Inc.
Eastern Home Health Supply & Equipment Co., Inc.
Hallmark Convalescent Homes, Inc.
Hospice of Eastern Carolina, Inc.
Liberty Nursing Homes, Incorporated
Medical Arts Health Facility of Lawrenceville, Inc.
Moderncare of Lumberton, Inc.
Nebraska City S-C-H, Inc.
Nursing Home Operators, Inc.

Petersen Health Care, Inc.
Tar Heel Infusion Company, Inc.
TMD Disposition Company